                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY





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                            ASSET PURCHASE AGREEMENT


                                      AMONG


                      TRANSWESTERN PUBLISHING COMPANY LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,


                         UNITED DIRECTORY SERVICES, INC.
                              A TEXAS CORPORATION,

                                       AND

                                  JOEL RAMSEY,
                              ITS SOLE SHAREHOLDER



                                      DATED
                                      AS OF

                                NOVEMBER 24, 1998



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



                                       TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE 1 - DEFINITIONS......................................................................1

ARTICLE 2 - PURCHASE AND SALE................................................................6

        2.1    Purchased Assets..............................................................6
               (a)    Asset Purchase.........................................................6
               (b)    Limited Assumed Liabilities............................................8
               (c)    Excluded Liabilities...................................................9

        2.2    Purchase Price................................................................9

        2.3    Closing Date Transactions.....................................................9
               (a)    Closing................................................................9
               (b)    Deliveries on the Closing Date.........................................9

        2.4    Payment of Pre-Paid Costs on the Closing Date................................10

        2.5    Seller Note Adjustment.......................................................10

        2.6    Adjustment to Base Purchase Price............................................12

        2.7    Payment of the Earn-Out Payments.............................................12

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES..................................................13

        3.1    Representations and Warranties of Seller.....................................13
               (a)    Organization, Qualification and Corporate Power.......................14
               (b)    Authorization of Transaction..........................................14
               (c)    Noncontravention......................................................14
               (d)    Governmental Consent..................................................14
               (e)    Recent Events.........................................................14
               (f)    Intellectual Property.................................................16
               (g)    Contracts and Commitments.............................................16
               (h)    Financial Statements..................................................17
               (i)    Accuracy of Information Furnished.....................................17
               (j)    Customer Contract Receivables; Advance Payments.......................17
               (k)    Employees and Employee Benefit Plans..................................17
               (l)    Legal Compliance with Laws............................................18
               (m)    Litigation; Proceedings...............................................18
               (n)    Title and Sufficiency of Assets.......................................18
               (o)    Directory Listings....................................................18

               (p)    Brokers' Fees.........................................................19
               (q)    Tax Matters...........................................................19
               (r)    Leases................................................................20
               (s)    Customers and Suppliers...............................................23
               (t)    Disclosure............................................................23
               (u)    Closing Date..........................................................23

        3.2    Representations and Warranties of TransWestern...............................23
               (a)    Organization..........................................................24
               (b)    Authorization of Transaction..........................................24
               (c)    Noncontravention......................................................24
               (d)    Governmental Consent..................................................24
               (e)    Brokers' Fees.........................................................24
               (f)    Closing Date..........................................................24

ARTICLE 4 - COVENANTS.......................................................................25

        4.1    Pre-Closing Covenants........................................................25
               (a)    Affirmative Covenants Concerning the Business.........................25
               (b)    Negative Covenants Concerning the Business............................26
               (c)    Exclusivity...........................................................27
               (d)    General Obligation to Close...........................................27

        4.2    Other Covenants..............................................................27
               (a)    Full Access...........................................................27
               (b)    Notice of Developments................................................28
               (c)    Employee Matters......................................................28

        4.3    TransWestern's Post-Closing Collection Obligation............................28

ARTICLE 5 -  CONDITIONS.....................................................................29

        5.1    Conditions To Closing........................................................29
               (a)    Conditions to Closing Obligations of TransWestern.....................29
               (b)    Conditions to Closing Obligations of Seller...........................31

ARTICLE 6 - TERMINATION.....................................................................32

        6.1    Termination..................................................................32

        6.2    Effect of Termination........................................................32

ARTICLE 7 - ADDITIONAL AGREEMENTS...........................................................33

        7.1    Post-Closing Assistance......................................................33


        7.2    Confidentiality..............................................................33
               (a)    Information Concerning the Parties....................................33
               (b)    Notice of Compulsory Disclosure.......................................34

        7.3    Non-Competition..............................................................34

        7.4    Indemnification..............................................................35

        7.5    Arbitration..................................................................37

        7.6    Miscellaneous................................................................39
               (a)    Representations and Warranties........................................39
               (b)    Press Releases and Announcements; Notice to Customers.................39
               (c)    Further Transfers and Assurance.......................................39
               (d)    Name and Logos of Parties.............................................40
               (e)    No Third Party Beneficiaries..........................................40
               (f)    Entire Agreement......................................................40
               (g)    Succession and Assignment.............................................40
               (h)    Counterparts..........................................................40
               (i)    Headings..............................................................40
               (j)    Notices...............................................................40
               (k)    Governing Law.........................................................41
               (l)    Amendments and Waivers................................................41
               (m)    Severability..........................................................41
               (n)    Expenses..............................................................41
               (o)    Taxes; Recording Charges..............................................42
               (p)    Construction..........................................................42
               (q)    Incorporation of Exhibits and Schedules...............................42
               (r)    Number and Gender.....................................................42

EXHIBITS

        Exhibit A            Pro Forma
        Exhibit B            Form of Seller Note
        Exhibit C            Form of Bill of Sale
        Exhibit D            Form of Opinion of Seller's and Stockholders' Counsel
        Exhibit E            Bonus Payment Side Letter





SCHEDULES                                                 Section Reference
                                                          -----------------
          Contracts Schedule                                 2.1(a)(vi)
          Assumed Lease Schedule                             2.1(a)(vii)
          Purchase Price Allocation Schedule                 2.2(b)
          Assumed Liability Schedule                         2.1(b)(ii)
          Recent Events Schedule                             3.1(e)
          Intellectual Property Schedule                     3.1(f)
          Financial Statements Schedule                      3.1(h)
          Litigation Schedule                                3.1(m)
          Taxes Schedule                                     3.1(q)
          Real Property Schedule                             3.1(r)
          Employee Schedule                                  4.2(c)

                            ASSET PURCHASE AGREEMENT


               THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 24, 1998, by and among TransWestern Publishing Company LLC, a Delaware limited liability company ("TransWestern"), United Directory Services, Inc., a Texas corporation ("Seller"), and Joel Ramsey, the sole shareholder of Seller ("Shareholder"). TransWestern, Seller and Shareholder sometimes are referred to herein individually as a "Party" and collectively as the "Parties."

               Each of Seller and TransWestern is in the business of printing, publishing and distributing telephone directory "yellow pages." Subject to the terms and conditions set forth herein, TransWestern desires to acquire from Seller and Seller desires to sell to TransWestern substantially all of its businesses, assets and properties including all of its businesses and assets of or relating to each of the Parker Directory, the Azle Directory, the Graham Directory, the Wise Directory, the Tri- County Directory, the Mineral Wells Directory, the Kerrville Directory, the Bastrop Directory, the Seguin Directory, the New Braunfels Directory, the Marble Falls Directory, the NE San Antonio Directory and the San Marcos Directory and the Austin Directory (each as defined below and sometimes referred to herein collectively as the "Directories"; each, a "Directory").

               NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:


                             ARTICLE 1 - DEFINITIONS

               "Accounts Receivable Measurement Date" means the last day of the 18-month period following the Closing Date.

               "Actual Net Collection Amount" means the aggregate amount of cash received by TransWestern after the Closing Date through the Accounts Receivable Measurement Date with respect to any unpaid Customer Contract associated with Prior Editions (other than the Austin Directory) identified on Seller's books and records as of the Closing and included in the Purchased Assets.

               "Advance Payment" means a customer payment received by Seller (or TransWestern, as the case may be) with respect to any Customer Contract associated with any edition of any Directory prior to publication of such edition.

               "Austin Directory" means the telephone directory owned by Seller as of the date hereof and projected to cover those areas in Texas which fall within the following zip codes: 76511, 76527, 76530, 76537, 78613, 78626, 78627,
78628, 78630, 78634, 78641, 78642, 78645 and 78646. The "1998 Austin Directory,"
for example, means the edition of such Directory published in November 1998.

               "Azle Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas which fall within the following zip codes: 76020, 76052, 76071, 76135, 76136 and 76179. "1998 Azle Directory," for
example, means the edition of such Directory published in August 1998.

               "Bastrop Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas which fall within the following zip codes: 77853, 78942 and 78947. "1998 Bastrop Directory" means the edition of such Directory published in May 1998.

               "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

               "Collected Accounts Receivable" means, with respect to any edition of any Directory, all cash amounts collected by any Party with respect to any Customer Contract relating to such edition of such Directory after the date of the publication of such edition.

               "Customer Contract" means any written contract or agreement (other than trade contracts) between Seller and any of its customers (or under which Seller has rights) which has been entered into and signed by the parties thereto in connection with the publication of the Directories and corresponding provision of Directory Services, and with respect to Seller, all of the Customer Contracts identified by Seller to TransWestern as of the Closing Date.

               "Direct Costs" means, collectively, determined with respect to any Directory (or edition thereof) (i) sales commissions, salaries, benefits, payroll taxes and related travel expenses for account executives only to the extent allocable to or associated with such Directory (or edition thereof), (ii) license fees for white pages, and (iii) third party paper, printing, production (including, without limitation, ad creation, colorization, listing and keying) and shipping costs and (iv) distribution costs.

               "Directory Services" means the printing and publishing of advertisements in any Directory.

               "Earn-Out Payments" means the sum of the following amounts:

               (i) the product of 2, multiplied by the aggregate Realized Contribution Margin associated with the 1999 Austin Directory, calculated as of the First Earn-Out Reconciliation Date (the "First Earn-Out Payment"); plus

               (ii) the product of 1.5, multiplied by the aggregate Realized Contribution Margin associated with the 2000 Austin Directory calculated as of the Second Earn-Out Reconciliation Date (the "Second Earn-Out Payment"); plus

               (iii) the lesser of (x) the aggregate Realized Contribution Margin associated with the 2001 Austin Directory calculated as of the Third Earn-Out Reconciliation Date and (y) such amount which, together with the First Earn-Out Payment and the Second Earn-Out Payment, equals $2,750,000 (the "Third Earn-Out Payment").

               "Earn-Out Reconciliation Date" means, as applicable, the First Earn-Out Reconciliation Date, the Second Earn-Out Reconciliation Date or the Third Earn-Out Reconciliation Date.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations promulgated thereunder.

               "Established Directory" means each of the Directories other than the Austin Directory.

               "Estimated Net Collection Amount" means the aggregate amount due and owing under all of Seller's Customer Contracts as of the Closing Date and reflected as accounts receivable on Seller's books and records for the 13 most recently published Prior Editions (excluding the Austin Directory), minus [$___________].1

               "First Earn-Out Reconciliation Date" means the date that is twelve (12) months following the publication of the 1999 Austin Directory.

               "Future Edition Customer Contract" means any Customer Contract associated with any Future Edition.

               "Future Editions" means, collectively, any edition of any of the Directories which is published after the Closing Date.

               "GAAP" means United States generally accepted accounting principles applied in a manner consistent with the Latest Balance sheet (as defined in Section 3.1(h)).

               "Graham Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 76366, 76372, 76374, 76427, 76450, 76458, 76459, 76460,
76481, 76486 and 76491. "1998 Graham Directory," for example, means the edition of such Directory published in October 1998.

               "Intellectual Property" means all (i) patents, patent applications, patent disclosures, and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, and corpo rate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confiden tial business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, software products in development,

--------
  1 Bad debt reserve amount to be agreed to by Seller and TransWestern.

drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial (excluding employee benefit plans), marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (vii) copies and tangible embodiments thereof (in whatever form or medium).

               "Kerrville Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 78003, 78006, 78010, 78013, 78015, 78024, 78025, 78027,
78028, 78029, 78055, 78058, 78063, 78074, 78606, 78618, 78624, 78631, 78636,
78671 and 78675. "1998 Kerrville Directory," for example means the edition of such Directory published in July 1998.

               "Liability" or "Liabilities" means any liability (whether known or unknown, whether asserted or not asserted, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

               "Loss" means any loss, Liability, damage or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

               "Marble Falls Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 76539, 76550, 76832, 76853, 78605, 78607, 78608, 78611,
78636, 78639, 78643, 78654, 78663, 78669, 78672, 78675, 78733, 78734 and 78738.
"1998 Marble Falls Directory," for example, means the edition of such Directory published in June 1998.

               "Material Adverse Effect" means any change, event or occurrence which has a material adverse effect upon the assets, business, operations, prospects or condition (financial or otherwise) of any Directory or the Directories considered as a whole or Seller and the Directories considered as a whole.

               "Mineral Wells Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 76066, 76067, 76088, 76449, 76453, 76463, 76472, 76475,
76484 and 76486. "1998 Mineral Wells Directory," for example, means the edition of such Directory published in February 1998.

               "NE San Antonio Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 78109, 78148, 78152, 78154, 78233 and 78266. "1998 NE
San Antonio Directory," for example, means the edition of such Directory published in November 1998.

               "New Braunfels Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 78015, 78070, 78130, 78131, 78132, 78133 and 78154.
"1998 New Braunfels Directory," for example, means the edition of such Directory published in February 1998.

               "Ordinary Course of Business" means the ordinary course of business of Seller consistent with past custom and practice of Seller (including with respect to quantity and frequency) during the twelve-month period prior to the date hereof.

               "Parker Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 76008, 76066, 76082, 76086, 76087, 76088, 76439, 76485,
76487 and 76490. "1998 Parker Directory," for example, means the edition of such Directory published in December 1998.

               "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

               "Pre-Paid Direct Costs" means any Direct Costs associated with any Future Editions which are paid by Seller as of the Closing Date and which are evidenced by a receipt in the amounts set forth on the Pro Forma attached hereto.

               "Prior Editions" means, collectively, all editions of any Directory which have a publication date prior to the Closing Date.

               "Pro Forma" means the pro forma statement of Direct Costs (separately identifying the Pre-Paid Direct Costs and other Direct Costs) delivered by Seller to TransWestern on the Closing Date and attached hereto as Exhibit A.

               "Purchased Receivables" means all unpaid and outstanding accounts receivable reflected by Seller's books and records at Closing relating to all 1998 Directories and 1997 editions of the Wise Directory, the Parker Directory, the NE San Antonio Directory and the Graham Directory.

               "Realized Contribution Margin" means, with respect to any edition of any Directory, the result of the following: (i) Realized Net Collections minus (ii) the Direct Costs associated with such Directory.

               "Realized Net Collections" means, with respect to any edition of any Directory, the result of the following: (i) the Collected Accounts Receivable associated with such edition of such Directory; plus (ii) the Advance Payments associated with such edition of such Directory.

               "San Marcos Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 78610, 78616, 78619, 78640, 78644, 78655, 78656, 78666,
78667, 78670 and 78676. "1998 San Marcos Directory," for example, means the edition of such Directory published in January 1998.

               "Sales/Use Tax Liability" means any state sales and use Tax Liability for periods (or portions thereof) ending on or prior to the Closing Date relating to or arising in connection with Seller's or Shareholder's business or operations.

               "Second Earn-Out Reconciliation Date" means the date that is twelve (12) months following the publication of the 2000 Austin Directory.

               "Security Interest" means any mortgage, pledge, security interest, encumbrance, lien or charge, of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against Seller, any Affiliate of Seller or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to Seller under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

               "Seguin Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 78115, 78123, 78124, 78140, 78160, 78622, 78629, 78638,
78648 and 78661. "1998 Sequin Directory," for example, means the edition of such Directory published in March 1998.

               "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, communications, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transaction, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               "Third Earn-Out Reconciliation Date" means the date that is twelve (12) months following the publication of the 2001 Austin Directory.

               "Tri-County Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 75831, 75833, 75838, 75840, 75846, 75848, 75850, 75855,
75859, 75860, 76635, 76642, 76653, 76667, 76673, 76678, 76686, 76693, 77855,
77865 and 77871. "1998 Tri-County Directory," for example, means the edition of such Directory published in April 1998.

               "Wise Directory" means the telephone directory owned by Seller as of the date hereof which covers those areas of Texas which fall within the following zip codes: 76023, 76073, 76078, 76225, 76230, 76234, 76246, 76251,
76255, 76261, 76265, 76267, 76270, 76426 and 76431. "1998 Wise Directory," for
example, means the edition of such Directory published in September 1998.

                          ARTICLE 2 - PURCHASE AND SALE

               2.1    Purchased Assets.

               (a) Asset Purchase. On the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated herein (the "Closing"), TransWestern agrees to purchase from Seller, and Seller agrees to (and Shareholder agrees to cause Seller to) sell, transfer, convey and deliver to TransWestern, free and clear of any Security Interest, all of Seller's right, title and interest in and to the following assets (collectively, the "Purchased Assets"):

                      (i) customer files and records and data (whether in hard
               copy or in computer file format) contained therein (including, without limitation, customer lists, customer correspondence and customer telephone numbers) relating to any edition of any Directory, together with copies of all Customer Contracts;

                      (ii) all Customer Contracts and the Purchased Receivables
               with respect to all Future Editions and all Prior Editions;

                      (iii) Intellectual Property, goodwill associated
               therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, reme dies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, in each case associated with, relating to or used by Seller or Shareholder in connection with the ownership, operation or publication of any Directories;

                      (iv) all Advance Payments associated with any Customer
               Contracts and all accounts, notes and other receivables arising in connection with any edition of the Directories;

                      (v)    all Pre-Paid Direct Costs;

                      (vi) agreements, contracts, purchase orders, contractual
               rights and other similar arrangements identified as "Other Assumed Contracts" on the attached "Contracts Schedule";

                      (vii) the leases set forth on the attached
               "Assumed Leases Schedule";

                      (viii) all claims, refunds, rights of recovery, rights of
               set off and rights of recoupment of any kind relating to any Future Editions;

                      (ix) all franchises, approvals, permits, licenses, orders, registrations, certif icates, variances and similar rights obtained from governments and governmental agencies associated with, relating to or arising out of or as a result of the ownership or operation of the Directories;

                      (x) rights to receive mail, telephone calls and other
               communications addressed to or directed at Seller or Shareholder (including mail, telephone calls and other communications from customers (including, without limitation, any customer inquiries regarding the terms or provision of Directory Services pursuant to any Customer Contract), suppliers, distributors, agents and others) and payments relating to the Purchased Assets;

                      (xi) ad-copy, drawings, specifications, advertising and
               promotional materials, studies, reports and other printed or written materials relating to, associated with or used by Seller or Shareholder in connection with the ownership or publication of any Directories; and

                      (xii) all other assets, rights, properties and interests
               of every kind and nature, whether tangible or intangible, and wherever located and possessed and owned by Seller or Shareholder as of the Closing Date to the extent such assets relate to the ownership of any Directories as now and as proposed to be owned and operated or the advertising, publication or printing of any Future Editions in a manner consistent with Seller's and TransWestern's current practice and the intent of the Parties as expressed in this Agreement; provided for further clarity that, the Purchased Assets shall not include Seller's fixed assets or office equipment (including any office supplies, furniture or computer and computer peripheral hardware)(collectively, the "Excluded Assets").

               (b) Limited Assumed Liabilities. Notwithstanding anything herein to the contrary, from and after the Closing Date, TransWestern will not assume or in any way be responsible for any Liabilities of Seller or Shareholder or any other Liabilities whatsoever arising out of or relating to the condition or operation of the Directories at any time as of or prior to the Closing Date or, except as set forth in the following sentence, any other Liabilities. Subject to the terms and satisfaction of the conditions in this Agreement, from and after the Closing Date, TransWestern will assume and agree to pay, defend, discharge and perform as and when due only the following specific Liabilities of Seller that relate exclusively to the ownership and operation of the Directories after the Closing (the "Assumed Liabilities"):

                      (i) Liabilities accruing on or after the Closing Date
               pursuant to the contracts and leases which are set forth on the attached "Contracts Schedule" or the "Assumed Lease Schedule," but only to the extent such contracts or leases are actually assigned to TransWestern (but excluding any Liability relating to or arising out of such contracts and leases as a result of (A) any breach of such contracts or leases occurring on or prior to the Closing Date, (B) any violation of law, breach of warranty, tort or infringement occurring on or prior to the Closing Date,
               (C) event or condition occurring or existing prior to the Closing Date or (D) with respect to the foregoing items (A), (B) and (C), any related charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand); and

                      (ii) current Liabilities arising in the Ordinary Course of
               Business and classified as such on the Latest Balance Sheet or incurred after the date of the Latest Balance Sheet (as defined in Section 3.1(h)) to the extent such current Liabilities are reflected on the attached Assumed Liability Schedule and not paid prior to the Closing Date.

               (c) Excluded Liabilities. TransWestern shall not assume or be liable for any Liability of Seller or Shareholder other than the Assumed Liabilities (such other Liabilities being collectively referred to herein as the "Excluded Liabilities") regardless of whether such other Liability is disclosed herein or on any schedule hereto. Without in any way limiting the generality of the foregoing sentence, Excluded Liabilities specifically includes any Liability resulting from any error, omission or illegality arising out of, relating to or in connection with sales into or the printing or publication of any Prior Editions or any edition of the Seller Directories or any pre-closing sales into or actions, conditions or events occurring or existing prior to the Closing in connection with the printing or publication of any Future Edition. Seller and Shareholder each acknowledge that Seller is retaining the Excluded Liabilities and that Seller and Shareholder, severally, shall have full responsibility to pay, discharge and perform any Excluded Liabilities promptly when due.

               2.2    Purchase Price.

               (a) The total purchase price payable by TransWestern to Seller for the Purchased Assets (the "Purchase Price") shall be equal to the result of:

                      (i) the assumption by TransWestern of the Assumed
               Liabilities; plus

                      (ii) $12,300,000 (the "Base Purchase Price") as it may be
               adjusted pursuant to Section 2.4; plus

                      (iii) a promissory note bearing interest at a rate of 6.5%
               per annum, in an aggregate principal amount equal to the sum of $2,000,000, plus the aggregate amount of the Purchased Receivables, subject to adjustment pursuant to Sections 2.5 and 4.3, in the form set forth in Exhibit B (the "Seller Note"); plus

                      (iv) the Earn-Out Payments (as determined pursuant to
               Section 2.6).

               (b) The Purchase Price shall be allocated among the Purchased Assets and the noncompetition agreement in Section 7.3 as set forth in the "Purchase Price Allocation Schedule" attached hereto. The allocation of the Purchase Price among the Purchased Assets and the noncompetition agreement set forth in Section 7.3 hereof shall be made in a manner consistent with the provisions of Section 1060 of the Code and applicable Treasury Regulations thereunder. The fair market value of the Purchased Assets shall be determined by TransWestern in good faith and approved by the Sellers (such approval not to be unreasonably withheld) and such determination shall be used by the Parties in allocating the Purchase Price and in preparing (a) Form 8594, Asset Acquisition Statement, for each of

        TransWestern and Sellers, and (b) all Tax Returns. Each of TransWestern and Sellers shall file Form 8594, prepared in accordance with this section, with its federal income Tax Return for its Tax period including the Closing Date.

               2.3    Closing Date Transactions.

               (a) Closing. Subject to the terms and conditions set forth in this Agreement, the Closing shall take place via facsimile and wire transfer of funds within five (5) business days after satisfaction of all of the conditions set forth in Article V or such other date which is mutually acceptable to the parties (the "Closing Date").

               (b) Deliveries on the Closing Date. On the Closing Date:

                      (i) TransWestern shall deliver to Seller the Base Purchase
               Price, by wire transfer of immediately available funds to an account designated by Seller.

                      (ii) TransWestern shall deliver to Seller the Seller Note.

                      (iii) TransWestern shall deliver to Seller (A) the various certificates, instruments and documents referred to in Section 5.1(b) and (B) such other instruments of assumption as Seller may reasonably request in form reasonably satisfactory to Seller and consistent with the provisions of this Agreement.

                      (iv) Seller shall deliver to TransWestern a bill of sale
               in the form attached hereto as Exhibit C.

                      (v) Seller shall deliver to TransWestern (A) the various
               certificates, instruments and documents referred to in Section 5.1(a) and (B) all other documents, instruments of sale, transfer, conveyance and assignment as TransWestern may reasonably request with respect to the Purchased Assets in form and substance reasonably satisfactory to TransWestern and consistent with the provisions of this Agreement.

                      (vi) Seller shall deliver to TransWestern evidence that
               all security interests and other liens or encumbrances in any of the Purchased Assets have been released.

               2.4 Payment of Pre-Paid Costs on the Closing Date. On the Closing Date, TransWestern shall acquire the Pre-Paid Costs from Seller by offsetting the aggregate amount of the Pre-Paid Costs against the aggregate amount of the Advance Payments included in the Purchased Assets. At least three (3) but no more than five (5) business days prior to the Closing Date, Seller shall deliver to TransWestern a statement setting forth Seller's estimate as of the Closing of the aggregate Advance Payments included in the Purchased Assets and of the Pre-Paid Costs. TransWestern shall have the opportunity to review such statement and raise questions or objections regarding the estimates set forth therein and Seller shall deliver to TransWestern all documentation requested by TransWestern or used by Seller in calculating such estimates. The Parties shall use their respective best efforts to agree on the aggregate amount of such Advance Payments and the amount of Pre-Paid Costs as of the Closing Date, which agreement shall be reflected on the Pro Forma and which shall be final and binding on the Parties. If the aggregate amount of the Advance Payments included in the Purchased Assets exceeds the Pre-Paid Direct Costs, the Base Purchase Price shall be reduced dollar-for-dollar by the amount of such excess. If the Pre-Paid Direct Costs exceed the aggregate amount of such Advance Payments, the Base Purchase Price shall be increased dollar-by-dollar by the amount of such difference.

               2.5    Seller Note Adjustment

               (a) For purposes of determining the Estimated Net Collection Amount, Seller and TransWestern, at least two (2) business days prior to the Closing Date, shall attempt in good faith to agree on such amount. If the parties are unable to agree on the Estimated Net Collection Amount, such amount shall be determined by the President of Seller in good faith based on Seller's most recently available books and records.

               (b) Not later than twenty (20) business days following the Accounts Receivable Measurement Date, TransWestern shall in good faith prepare and deliver to Seller a statement (the "Net Collections Statement") setting forth, as of such date, its calculation of the Actual Net Collection Amount as of the Accounts Receivable Measurement Date, together with a statement of Collected Accounts Receivable and Advance Payments received since the Closing Date, with respect to each edition of each Established Directory. The Net Collections Statement shall be based on Seller's and TransWestern's books and records and customer checks, bank statements and other documentation then available and provided to TransWestern by Seller and, if applicable, Shareholder at TransWestern's request. Seller shall review the Net Collections Statement and raise questions or objections regarding the Net Collections Statement and the Parties shall use their respective best efforts to agree on such Actual Net Collection Amount as soon as practicable but in any event within five (5) business days of TransWestern's delivery of the Net Collections Statement to Seller.

               (c) In the event that Seller disputes TransWestern's calculation of the Actual Net Collection Amount as set forth on the Net Collections Statement, or any of the components thereof, and TransWestern and Seller are unable to resolve any such disputed matters regarding the Net Collections Statement within twenty (20) business days after the delivery of the Net Collections Statement to Seller, TransWestern and Seller shall refer all remaining disputes concerning the Net Collections Statement to a certified public accounting firm mutually agreed to by the Parties (the "Independent Accounting Firm"). The Parties shall instruct the Independent Accounting Firm to promptly (and in any event within twenty (20) business days after submission of the disputes to the Independent Accounting Firm) resolve such disputed matters; provided, that Seller and TransWestern are unable to agree upon an Independent Accounting Firm within five (5) days, Seller and TransWestern shall, within five (5) days thereafter select a nationally recognized accounting firm by lot (after Seller and TransWestern each exclude one such accounting firm). TransWestern and Seller will make available to the Independent Accounting Firm at reasonable times and upon reasonable notice during the pendency of any dispute under this clause (c) the work papers and back-up materials used in preparing the Net Collections Statement and the books and records of Seller and shall have the right to meet with the Independent Accounting Firm during this period and to present their respective positions. The resolution of disputes by the Independent Accounting Firm and its determination of the Actual Net Collection Amount will be set forth in writing and will be conclusive and binding upon the Parties.

               (d) The Independent Accounting Firm will determine the allocation of its costs and expenses in determining the Actual Net Collection Amount based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if Seller claims the Actual Net Collection Amount is $1,000 greater than the amount determined by TransWestern and its accountants, and TransWestern contests only $500 of the amount claimed by Seller, and if the Independent Accounting Firm ultimately resolves the dispute by awarding Seller $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 /
        500) to TransWestern and 40% (i.e., 200 / 500) to Seller.

               (e) Immediately after the Actual Net Collection Amount has been determined pursuant to this Section 2.5,

                      (i) if the Actual Net Collection Amount exceeds the
               Estimated Net Collection Amount (such excess, the "Excess Margin Amount"), then the principal amount of the Seller Note shall be increased automatically by an amount equal to the product of (x)
               2.0 multiplied by (y) the Excess Margin Amount; and

                      (ii) if the Actual Net Collection Amount is less than the
               Estimated Net Collections (such difference, the "Deficient Collections Amount"), then the principal amount of the Seller Note, if higher, shall be reduced automatically to $2,000,000 and then reduced further by an amount equal to the product of (x) 2.0 multiplied by (y) the Deficient Collections Amount. The adjustments to the principal amount of the Seller Note pursuant to this Section 2.5(e)(ii) and Section 4.3 shall be deemed to have occurred as of the Closing Date and no interest shall accrue on the Seller Note other than on the final principal amount after all adjustments have been made. In no event shall TransWestern have recourse against Seller for the portion (if any) of the Deficient Collections Amount which exceeds the principal amount of the Seller Note.

               2.6    Payment of the Earn-Out Payments.

               (a) Subject to clause (c) of this Section 2.6, TransWestern shall pay (subject to its right to offset any amounts owing to TransWestern by Seller under the provisions of this Agreement) the amount of the First Earn-Out Payment, the Second Earn-Out Payment or the Third Earn-Out Payment, respectively (if any), calculated after taking into account any other amounts credited or debited against the applicable Earn-Out Payment in accordance with this Agreement, by wire transfer of immediately available funds to an account designated by Seller.

               (b) Twenty (20) business days prior to each Earn-Out Reconciliation Date, TransWestern shall in good faith prepare and deliver to Seller a statement (the "Earn-Out Reconciliation Statement") setting forth, as of such date, its calculation of the Realized Contribution Margin, together with a statement of Collected Accounts Receivable and Advance Payments, in each case with respect to the 1999 Austin Directory, in the case of the First Earn-Out Reconciliation Date; the 2000 Austin Directory, in the case of the Second Earn-Out Reconciliation Date; and the 2001 Austin Directory, in the case of the third Earn- Out Reconciliation Date. Such Earn-Out Reconciliation Statement shall be based on Seller's and TransWestern's books and records and customer checks, bank statements and other documentation then available and provided to TransWestern by Seller and, if applicable, Shareholders at TransWestern's request. Seller shall review such Earn-Out Reconciliation Statement and raise questions or objections regarding such Earn-Out Reconciliation Statement and the Parties shall use their respective best efforts to agree on the aggregate Realized Contribution Margin associated with the 1999 Austin Directory, the 2000 Austin Directory or the 2001 Austin Directory, as the case may be, as soon as practicable but in any event within twenty (20) business days of TransWestern's delivery of such Earn-Out Reconciliation Statement to Seller.

               (c) In the event that Seller disputes TransWestern's calculation of such Realized Contribution Margin associated with the 1999 Austin Directory, the 2000 Austin Directory or the 2001 Austin Directory, or any of the components thereof set forth on any Earn-Out Reconciliation Statement and TransWestern and Seller are unable to resolve any such disputed matters regarding such Earn-Out Reconciliation Statement within twenty (20) business days after the delivery of such Earn-Out Reconciliation Statement to Seller, TransWestern and Seller shall refer all remaining disputes concerning such Earn-Out Reconciliation Statement to an Independent Accounting Firm and shall instruct such Independent Accounting Firm to promptly (and in any event within twenty (20) business days after submission of the disputes to such Independent Accounting Firm) resolve such disputed matters. TransWestern and Seller will make available to such Independent Accounting Firm at reasonable times and upon reasonable notice during the pendency of any dispute under this clause (c) the work papers and back-up materials used in preparing the applicable Earn-Out Reconciliation Statement and the books and records of Seller and shall have the right to meet with the Independent Accounting Firm during this period and to present their respective positions. The resolution of disputes by the Independent Accounting Firm and its determination of the Realized Contribution Margin associated with the 1999 Austin Directory, the 2000 Austin Directory or the 2001 Austin Directory, as the case may be, will be set forth in writing and will be conclusive and binding upon the Parties.

               (d) Each of the Parties will pay their own fees and expenses (including, without limitation, any attorney's fees and expenses and fees and expenses of their respective accountants and other representatives) in connection with the determination of the Realized Contribution Margin associated with the 1999 Austin Directory, the 2000 Austin Directory or the 2001 Austin Directory, as the case may be. Shareholders, on the one hand, and TransWestern, on the other hand, shall be responsible for a portion of the fees and expenses of the Independent Accounting Firm incurred in making such determination, determined according to the relative difference between Seller's and TransWestern's respective calculations of the Realized Contribution Margin associated with 1999 Austin Directory, the 2000 Austin Directory or the 2001 Austin Directory, as the case may be, and such Independent Accounting Firm's determination of such Realized Contribution Margins.

               (e) Notwithstanding any other provision of this Agreement, in the event that prior to the Third Earn-Out Reconciliation Date, TransWestern
        (i) publishes a yellow pages directory which targets regions currently targeted by the Austin Directory or (ii) TransWestern shall cease to publish the Austin Directory, TransWestern shall immediately pay to Seller an amount equal to the difference between $2,750,000 and the aggregate amount of Earn-Out Payments made by TransWestern to the Seller as of such date (each, an "Earn-Out Acceleration"). In the event of an Earn-Out Acceleration, TransWestern shall no longer be obligated to make any further Earn-Out Payments.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

               3.1 Representations and Warranties of Seller. As a material inducement to TransWestern to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Shareholder hereby jointly and severally represent and warrant to TransWestern that:

               (a) Organization, Qualification and Corporate Power. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, is qualified to conduct business there, which represents the sole jurisdiction in which Seller conducts its business or owns property.

               (b) Authorization of Transaction. Seller has full requisite corporate power and authority and all material licenses, permits and authorization necessary to own and operate the Directories, provide Directory Services and carry on its telephone directory business as now conducted and as proposed to be conducted, to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, Seller has obtained all consents and approvals that are necessary for Seller to, and Shareholder to cause Seller to, consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and Seller. Each of this Agreement and each of the other agreements contemplated hereby to which Seller or Shareholder is a party constitutes the valid and legally binding obligations of such Person, enforceable against such Person in accordance with its respective terms and conditions.

               (c) Noncontravention. Neither the execution and the delivery of this Agreement and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, termi nate, modify, or cancel, or require any authorization, consent, approval, execution or other action by or notice to any third party under, Seller's certificate of incorporation or bylaws or any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement, instrument of indebtedness, Lien, or other arrangement by which Seller or Shareholder is bound or affected or to which any of the Purchased Assets is subject, or any law, statute, rule, regulation, order, judgment, decree, stipulation, injunction, charge or other restriction, to which Seller or Shareholder is subject or to which any of the Purchased Assets is subject.

               (d) Governmental Consent. Seller is not required to give any notice to, make any material declaration to or registration or filing with, or to obtain any permit, license, consent, accreditation, exemption, approval or authorization from, any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

               (e) Recent Events. Except as described in the attached Recent Events Schedule, since December 31, 1997, Seller has not experienced any change that has had a Material Adverse Effect. Without limiting the generality of the foregoing, since such date:

                      (i) Seller has not sold, leased, transferred or assigned
               any of the Purchased Assets and Shareholder has not authorized the sale, lease, transfer or assignment of any of the Purchased Assets, except pursuant to this Agreement;

                      (ii) Seller has not entered into any agreement, contract,
               lease or license with respect to the Directories (or any series of related agreements, contracts, leases or licenses) other than in the Ordinary Course of Business;

                      (iii) no party has, accelerated, terminated, modified or
               canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $10,000 to which Seller is a party or by which Seller is bound and to Seller's knowledge, no party intends to take such action;

                      (iv) Seller has not delayed or postponed the payment of
               accounts payable relating to or affecting the Directories or the operation of the Directories or other Liabilities associated with the operation of the Directories outside the Ordinary Course of Business;

                      (v) there has not been any other material occurrence,
               event, incident, action, failure to act or other transaction outside the Ordinary Course of Business;

                      (vi) Seller has not increased or decreased billing rates
               under its Customer Contracts and Seller has not agreed to payment terms under any Customer Contract other than in the Ordinary Course of Business;

                      (vii) neither Seller nor Shareholder has disclosed any
               information required to be kept confidential pursuant to Section
               7.2 hereof to any Person other than TransWestern and TransWestern's agents, attorneys and accountants;

                      (viii) Seller has not suffered any extraordinary loss,
               damage, destruction or casualty loss or waived any rights to any Purchased Asset or any other asset which, if it existed and was held by Seller on the Closing Date, would constitute a Purchased Asset, whether or not covered by insurance and whether or not in the Ordinary Course of Business;

                      (ix) neither Seller nor Shareholder has received any
               notice, written or oral, that any customer or supplier intends or is likely to cease, or materially reduce or adversely affect the rate of business done with Seller with respect to the Directories or in connection with the publication of the Directories;

                      (x) Seller has not entered into any other transaction
               relating to or affecting the Directories, individually or as a whole, other than in the Ordinary Course of Business; and

                      (xi) Seller has not committed to any of the foregoing.

               (f) Intellectual Property. The attached "Intellectual Property Schedule" contains a complete and accurate list of the Intellectual Property owned or used by Seller in connection with its ownership and publication of the Directories owned and such Intellectual Property comprises all proprietary or other intellectual property rights necessary for operation and publication of the Directories as currently operated and published. The Intellectual Property Schedule identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). With respect to each item of Intellectual Property that Seller or Shareholder owns in connection with the operation of the Directories: (i) the identified owner possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item. Seller has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses.

               (g) Contracts and Commitments. Except as set forth on the attached "Contracts Schedule," other than the Seller's Customer Contracts, neither Seller nor Shareholder is a party to any written or oral contract or commitment that relates to the provision of Directory Services in connection with any Directories or any of the Purchased Assets (including, without limitation, any contract with a third party or parties relating to the purchase or sale of services or products relating to any Directories), or any agreement material to the publication of any Directories, whether or not entered into in the Ordinary Course of Business. Seller has delivered or otherwise made available to TransWestern a correct and complete copy of the standard forms of Customer Contract used in connection with any Directories and each written agreement (including all amendments thereto) identified on the Contracts Schedule. The Contracts Schedule identifies all contracts (other than Seller's Customer Contracts) associated with the Prior Editions and, to the extent available, the

        Future Editions, and identifies all Other Assumed Contracts included in the Purchased Assets. Seller has delivered to TransWestern a true and complete list of all Customer Contracts associated with the Directories. With respect to each agreement so identified on the Contract Schedule, and each of Seller's Customer Contracts: (A) such agreement is legal, valid, binding, enforceable, and will continue to be in full force and effect after the consummation of the transactions contemplated hereby;
        (B) such agreement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately after the Closing Date; and (C) neither Seller nor Shareholder nor any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Seller or Shareholder or permit termination, modification, or acceleration (in each case, other than by Seller), under such agreement. Neither Seller nor Shareholder has waived or modified any limitation on liability or similar provision in any Customer Contract.

               (h) Financial Statements. As of the date hereof, the attached "Financial Statements Schedule" contains (i) the unaudited consolidated and consolidating balance sheets of Seller as of December 31, 1995, December 31, 1996 and December 31, 1997, and the related statements of income, changes in stockholders' equity and cash flow for the twelve-month periods then ended; and (ii) the unaudited balance sheet of Seller as of October 31, 1998 (the "Latest Balance Sheet") and the related statements of income, changes in stockholders' equity and cash flow for the ten-month period then ended, and as of the Closing Date, the Financial Statements Schedule will contain the Post Closing Financial Statements. The Financial Statements required hereunder to be set forth in the Financial Statements Schedule are referred to collectively as the "Financial Statements."

        Each of the Financial Statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of Seller (which, in turn, are accurate and complete in all material respects) and presents fairly the financial condition and results of operations of Seller. The unaudited Financial Statements have been prepared in accordance with methods and procedures of accounting historically followed by Seller and applied in all respects in a manner consistent with the Latest Balance Sheet. The audited Financial Statements have been prepared in accordance with GAAP throughout the periods covered thereby. As of the Closing Date, there is no material discrepancy between the Post-Closing Financial Statements and the Financial Statements.

               (i) Accuracy of Information Furnished. No representation or warranty of Seller or of Shareholder contained in this Agreement or in any document delivered to TransWestern by Seller or Shareholder in connection with the transactions contemplated hereby (including, without limitation, any Customer Contract, customer list, or other records or data compiled in connection with the Directories) contains or will contain as of the date such representation and warranty is made or other document has been, is or will be furnished, any untrue statement of a material fact or omitted, omits, or will omit to state as of the date such representation or warranty is made or such document is or will be furnished, any material fact which is necessary not to make the statement contained herein or therein not misleading.

               (j) Customer Contract Receivables; Advance Payments. The receivables associated with Customer Contracts reflected on the books and records of Seller as of the Closing Date are bona fide receivables recorded in the Ordinary Course of Business. The Advance Payments associated with Customer Contracts reflected on the books and records of Seller as of the Closing Date are bona fide Advance Payments recorded in the Ordinary Course of Business. Such books and records of Seller identify receivables associated with the Prior Editions and the Future Editions, respectively.

               (k) Employees and Employee Benefit Plans. To each of Seller's and Shareholder's knowledge, no employee of Seller has any plans to terminate employment with Seller prior to the Closing. None of the Purchased Assets is subject to any lien under ERISA or the Code; and Seller has no liability or potential liability under Title IV of ERISA. No employee of Seller is owed any sales commissions or bonus payments in connection with any Prior Edition.

               (l) Legal Compliance with Laws. Seller has complied and is in compliance with all applicable laws, rules or regulations of any federal, state, local or foreign government or agency thereof with respect to any of the Directories and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by Seller or filed, commenced or, threatened in writing against Seller alleging any such violation.

               (m) Litigation; Proceedings. Except as set forth in the attached "Litigation Schedule," there are no actions, suits, proceedings, hearings, orders, investigations, charges, complaints or claims, pending or threatened, against or affecting, Seller, Shareholder or any of the Directories or the Purchased Assets or to which Seller, Shareholder, the Directories or the Purchased Assets may be bound or affected, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing; Seller is not subject to any judgment, order or decree of any court or governmental agency; neither Seller nor Shareholder has received any opinion or memorandum or legal advice from legal counsel to the effect that it or any of the Directories or the Purchased Assets is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business and neither Seller nor Shareholder is engaged in any legal action to recover monies due it or for damages sustained by it.

               (n) Title and Sufficiency of Assets. Seller owns good and marketable title, free and clear of all Liens, to all real property and all personal and intangible personal property and assets used by Seller, located on Seller's premises or shown on the Latest Balance Sheet. At the Closing, Seller will convey good and marketable title to all of its real property and all of its property and assets included within the Purchased Assets, free and clear of all Liens (other than Liens and other restrictions which do not impair the current use, occupancy value or marketability of title and for current Taxes not yet due and payable for which adequate reserves have been properly recorded). The Purchased Assets so conveyed will include all of those assets (real, personal, tangible and intangible) used in connection with the ownership and operation of the Directories during the twelve months prior to the Closing Date (other than inventory or raw materials used, sold or consumed in the Ordinary Course of Business and worn out or obsolete fixed assets disposed of in the Ordinary Course of Business, other than office space and office equipment leased by Seller in the Ordinary Course of Business) and will enable TransWestern to own and operate Directories in the same manner as operated by and conducted by Seller prior to and as of the Closing Date.

               (o) Directory Listings. Each of the directory listings associated with the Directories has been published in the Ordinary Course of Business and in accordance with customary practices currently prevailing in the telephone directory industry for companies of a size comparable to Seller. No such listing has been published in violation of any applicable law, code or regulation. Seller has provided TransWestern with copies of all invoices (or other evidence reasonably satisfactory to TransWestern) relating to the purchase by Seller of the white page listings and yellow page listings used or to be used in connection with the printing and publication of any Directory.

               (p) Brokers' Fees. Neither Seller nor Shareholder has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or which TransWestern or any other party could become liable or obligated.

               (q)    Tax Matters.

                      (i) Seller timely filed all Tax Returns required to be
               filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. Except as set forth in the attached "Taxes Schedule," all Taxes due and payable by Seller (whether or not shown on any Tax Return) have been paid.

                      (ii) Except as set forth in the Taxes Schedule:

                             (A) with respect to each taxable period of Seller
                      either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting income Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority;

                             (B) no deficiency or proposed adjustment which has
                      not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller;

                             (C) Seller has not consented to extend the time in
                      which any Tax may be assessed or collected by any taxing authority;

                             (D) Seller has not requested or been granted an
                      extension of the time for filing any Tax Return to a date later than the Closing Date;

                             (E) there is no action, suit, taxing authority
                      proceeding or audit now in progress, pending or threatened against or with respect to Seller with respect to any Tax;

                             (F) Seller has not been a member of an Affiliated
                      Group or filed or been included in a combined, consolidated or unitary income Tax Return (other than consolidated Tax Return filed by Seller and Shareholder);

                             (G) Seller is not a party to or bound by any Tax
                      allocation or Tax sharing agreement and Seller has no current or potential contractual obligation to indemnify any other Person with respect to Taxes;

                             (H) Seller does not reasonably expect any taxing
                      authority to claim or assess any additional Taxes for any period;

                             (I) the Assumed Liabilities do not include any
                      obligation to make any payment that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law);

                             (J) no claim has ever been made by a taxing
                      authority in a jurisdiction where Seller does not pay Tax or file Tax Returns that Seller is or may be subject to Taxes assessed by such jurisdiction;

                             (K) Seller has withheld and paid all Taxes required
                      to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

                             (L) Seller has not been a United States real
                      property holding corporation within the meaning of Code
                      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                      (iii) The Taxes Schedule contains a list of states,
               territories and jurisdictions (whether foreign or domestic) in which Seller is required to file Tax Returns.

                      (iv) Seller's unpaid Taxes (1) did not, as of the Latest
               Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Latest Balance Sheet (rather than in any notes thereto) and (2) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the division in filing its Tax Returns.

               (r)    Leases.

                      (i) The attached "Real Property Schedule" contains a brief description of each parcel of real property used, whether owned or leased, in the conduct of Seller's business (showing the record owner, legal description, permanent index number and location) (collectively, the "Real Property") and of each option held by Seller or Shareholder to acquire any Real Property and each option held by Seller or Shareholder to acquire any other parcels of real property. Seller does not use any real property in the conduct of its Business and the operation of the Directories other than the Real Property. Seller owns good and marketable fee simple absolute title to all of the Real Property which it owns (collectively, the "Owned Real Property"), free and clear of any and all Encumbrances, except Taxes which are not yet due and payable. Except as set forth on the Real Property Schedule, there are no contracts relating to any interest in the Real Property or the use and occupancy thereof.

                      (ii) The attached "Assumed Lease Schedule" identifies all
               of the Real Property leased or subleased to Seller. Seller has delivered to TransWestern correct and complete copies of the leases and subleases listed in the Assumed Lease Schedule (collectively, the "Assumed Leases"). Each of the Assumed Leases is legal, valid, binding, enforceable and in full force and effect. Neither Seller nor any other party to such leases is in breach or default of such Assumed Lease and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit terminations, modification or accelerations under the Assumed Leases. Neither Seller nor any party to the Assumed Leases has repudiated any provision thereof and there are no disputes, oral agreements, or forbearance programs in effect as to the Assumed Lease. The Assumed Leases have not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to TransWestern, and Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Assumed Leases.

                      (iii) with respect to each parcel of Real Property:

                             (A) neither Seller nor Shareholder has received
                      notice of any condemnation proceedings with regard to all or any part of such Real Property and to Seller's knowledge, there are no such proceedings contemplated by any governmental authority;

                             (B) all governmental licenses which are necessary
                      to permit the lawful access, use and operation of the building and improvements thereon for their present and intended use have been obtained, are in full force and effect, and there is no pending threat of modification or cancellation of any such governmental licenses; no improvements located on such Real Property depend on any variance, grandfather rights, special use permit or other special municipal approval for their continuing legality; all utilities required for the operation of such Real Property either enter such Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of TransWestern; and all utilities are installed and operating and all installation and connection charges have been paid for in full;

                             (C) the present maintenance, operation, use and
                      occupancy of such Real Property as an office, warehouse, distribution and/or manufacturing facility does not violate any law, including any zoning, building, health, environmental, pollution, fire or similar law, ordinance or regulation; neither Seller nor Shareholder has received any notices from any governmental body in respect to such Real Property that have not been corrected; and to Seller's knowledge, there is no plan, study, or effort by any governmental body or any nongovernmental person or agency which may adversely affect the present use of such Real Property;

                             (D) the structural components of the buildings on
                      such Real Property are in a good state of repair and all electrical, plumbing, water, sewer, air conditioning, heating, ventilating, mechanical and other building systems are in good working order and repair; the roofs of such buildings are free from leaks and the improvements are free from insect infestation; and there are no latent defects in the condition of such Real Property or in the soil or geology of the land;

                             (E) if such Real Property is Owned Real Property,
                      there are no Security Interests which: (i) interfere with the current use of such Real Property as an office, warehouse, distribution and manufacturing facility; (ii) are currently violated; or (iii) provide for reversion or forfeiture of title in the event of breach;

                             (F) neither Seller nor Shareholder has received any
                      notice and has no knowledge of any increase in any of the factors comprising the real estate Tax bills for such Real Property, including without limitation, the assessed valuation and the Tax rate; to Seller's knowledge, there are no assessments, general or special, which have been, or are in the process of being levied against such Real Property, and neither Seller nor Shareholder has no knowledge of any contemplated assessments;

                             (G) there is not (i) any intended public
                      improvement which may involve any charge being levied or assessed or which may result in the creation of any Security Interest upon such Real Property; (ii) any intended or proposed federal, state, or local statute, ordinance, order, requirement, law, or regulation (including, but not limited to, zoning changes) which may adversely affect the current or planned use of such Real Property; or (iii) any legal proceeding threatened or pending against or affecting such Real

                      Property nor, to Seller's or Shareholder's knowledge, is there any basis for any such matters;

                             (H) there are no encroachments onto such Real
                      Property from any improvements on adjoining property and no improvements located on such Real Property encroach on any adjoining property;

                             (I) there are no options or rights of any party
                      (including without limitation any tenants under any lease) to purchase, or acquire any ownership interest in such Real Property, and Seller shall not grant any such options or rights after the date of this Agreement; and

                             (J) no portion of such Real Property lies within a
                      flood hazard zone.

               (s) Customers and Suppliers. Neither Seller nor Shareholder received any notice that any material customer or supplier intends to terminate or materially reduce its business with Seller and no material customer or supplier has terminated or materially reduced its business with Seller in the last twelve (12) months.

               (t) Disclosure. Neither this Section 3.1, the schedules hereto nor any writing delivered by Seller or Shareholder to TransWestern in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact by Seller or Shareholder necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed to TransWestern which materially adversely affects or could reasonably be anticipated to materially adversely affect the Directories. Except for the representations and warranties contained in this Agreement and in any schedule, exhibit or other written material delivered in connection with this Agreement, neither Seller nor Shareholder has made any representation or warranty in connection with the transactions contemplated by this Agreement (including, without limitation, any oral representations or warranties or any representation or warranty regarding any financial projections heretofore delivered to TransWestern).

               (u) Closing Date. All of the representations and warranties made by Seller and Shareholder contained in this Section 3.1 and elsewhere in the Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by Seller or Shareholder to TransWestern shall be true and correct on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to TransWestern by Seller or Shareholder prior to the Closing. Prior to the Closing Date, Seller and Shareholder shall notify TransWestern of any information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof and may or supplement the disclosure schedules attached hereto to reflect such information; it being understood, however, that such revisions, supplements, amendments or modifications, if any, permitted to be made pursuant to this Section 3.1(u) shall not modify the representations and warranties set forth herein for purposes of determining whether the condition set forth in
        Section 5.1 has been satisfied and shall not cure any default existing as a result of a breach of any of Seller's or Shareholder's representations or warranties contained in this Agreement.

               3.2 Representations and Warranties of TransWestern. As a material inducement to Seller and Shareholder to execute this Agreement and consummate the transactions contemplated hereby, TransWestern hereby represents and warrants to Seller and Shareholder that:

               (a) Organization. TransWestern is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. TransWestern is qualified to conduct business in each other jurisdiction wherein the nature of its business or ownership of property requires it to be so qualified except where failure to so qualify would not materially adversely effect the assets, business, operations or financial condition of TransWestern.

               (b) Authorization of Transaction. TransWestern has the power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and the other agreements contemplated hereby to which TransWestern is a party have been duly executed and delivered by TransWestern and constitute the valid and legally binding obliga tions of TransWestern, enforceable against TransWestern in accordance with their respective terms.

               (c) Noncontravention. The consummation of the transactions contemplated hereby will not violate or conflict with any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which TransWestern is subject or any provision of the Operating Agreement of Limited Liability Company of TransWestern.

               (d) Governmental Consent. To the knowledge of TransWestern, TransWestern is not required to give any notice to, make any material declaration to or registration or filing with, or to obtain any material permit, license, consent, accreditation, exemption, approval or authorization from, any governmental or regulatory authority in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

               (e) Brokers' Fees. TransWestern has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller or Shareholder could become liable or obligated.

               (f) Closing Date. All of the representations and warranties of TransWestern contained in this Section 3.2 and elsewhere in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any certificate delivered by TransWestern shall be true and correct on the Closing Date as though then made and except as expressly disclosed in writing to Seller by TransWestern prior to the Closing. Prior to the Closing Date, TransWestern shall notify Seller of any information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof, may supplement this Agreement with disclosure schedules, or otherwise amend or modify its representations and warranties hereunder to reflect such information; it being understood, however, that such revisions, supplements, amendments or modifications, if any, permitted to be made pursuant to this Section 3.2(f), shall not modify the representations and warranties set forth herein for purposes of determining whether the condition set forth in
        Section 5.2 has been satisfied and shall not cure any default existing as a result of a breach of any of TransWestern's representations or warranties contained in this Agreement.


                              ARTICLE 4 - COVENANTS

               4.1    Pre-Closing Covenants.

               (a) Affirmative Covenants Concerning the Business. At all times prior to the Closing Date, Seller and Shareholder each covenant and agree that:

                      (i) Seller's telephone directory business and operations
               shall be conducted only in the Ordinary Course of Business and Seller and Shareholder shall use its or his best efforts to preserve intact Seller's business organization and keep available satisfactory relationships with suppliers, customers and others having business relationships with it and promote the ordinary and smooth transition of Seller's business and the Purchased Assets to TransWestern;

                      (ii) Seller's cash management practices (including,
               without limitation, the collection of receivables and the payment of payables) and Seller's policies, practices and procedures (including, without limitation, with respect to collection of trade receivables and receivables associated with Customer Contracts, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue, acceptance of Advance Payments or other customer deposits and maintenance of the quality of the Directories) shall be maintained and conducted in the Ordinary Course of Business;

                      (iii) Seller's current insurance policies (to the extent
               such policies relate to operation of the Directories) shall not to be canceled or terminated and no action shall be taken (or fail to be taken) to cause any of the coverage thereunder to lapse, unless, simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies to the extent practicable for market premiums are in full force and effect;

                      (iv) Seller and Shareholder shall use their respective
               best efforts to retain the present employees and to maintain Seller's relationships with its agents, distributors, licensees, suppliers and customers relating to the operation of the Directories;

                      (v) Seller's books, accounts and records shall be
               maintained in Seller's ordinary course of business and in a manner consistent with the accounting practices followed in preparing the Latest Balance Sheet and all other financial reports provided to TransWestern prior to Closing;

                      (vi) Seller's corporate name shall be maintained in full
               force and effect;

                      (vii) Seller shall comply (and remain in compliance with)
               all legal requirements and contractual obligations applicable to or binding upon Seller;

                      (viii) Seller's city or county business licenses shall be
               maintained in full force and effect; and

                      (ix) Seller shall duly and timely file (by the due date or any duly granted extension thereof) all income Tax reports and returns and non-income Tax reports and returns required to be filed with federal, state, county, local, foreign and other Tax authorities, promptly pay all Taxes indicated by such returns or otherwise lawfully levied or assessed upon Seller or any of Seller's properties, unless Seller is contesting such levy or assessment in good faith and, if appropriate, has established reasonable reserves therefor, and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes required by law to be so withheld or collected.

               (b) Negative Covenants Concerning the Business. At all times prior to the Closing Date, Seller and Shareholder covenants and agrees that Seller will not (and Shareholder will not permit Seller to):

                      (i) forgive, cancel, or waive any rights or any debts or
               other material obligations owed to Seller without obtaining TransWestern's prior written consent;

                      (ii) merge or consolidate with, or purchase substantially
               all of the stock or assets of, or otherwise acquire, any corporation, partnership, association or other business organization or entity or division thereof;

                      (iii) institute any material change in the methods of
               purchase, sale, lease or accounting from those used in the Ordinary Course of Business or in the collection of accounts receivable (including receivables associated with Customer Contracts) or the payment of accounts payable other than to the extent consistent with the Ordinary Course of Business;

                      (iv) mortgage, pledge or subject to any Security Interest
               (except those for Taxes not yet due and payable) any of the Purchased Assets;

                      (v) sell, assign or transfer any of the Purchased Assets;

                      (vi) sell, assign or transfer any of Seller's patents or
               other Intellectual Property or other intangible assets, or disclose any proprietary information to any Person;

                      (vii) terminate or in any way encourage the resignation of any employee or sales representative for any reason other than such employee's gross negligence or wilful misconduct;

                      (viii) pay or commit to pay commissions on Customer
               Contracts outside of the Ordinary Course of Business; or

                      (ix) enter into a binding commitment to do any of the
               foregoing.

               (c) Exclusivity. Neither Seller nor Shareholder will (and neither will permit any Affiliate of or Persons acting in concert with either Seller or Shareholder to) at any time prior to the Closing Date: (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation or share exchange, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Seller, Shareholder, the Directories or any Purchased Assets or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, execute, sign, deliver or enter into any agreement (whether written or oral) relating to, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Seller or Shareholder (as the case may be) will notify TransWestern immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms thereof, the terms thereof and their response thereto.

               (d) General Obligation to Close. Each of the Parties will use their respective reasonable best efforts to take all actions and to do all things necessary or desirable to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfaction, but not waiver, of the closing conditions set forth in Article 5) and to cause the other conditions to TransWestern's and Seller's obligations hereunder to be satisfied as soon as practicable but in any event no later than required to permit the Closing to occur on or prior to January 5, 1999.

               4.2    Other Covenants.

               (a) Full Access. At all times prior to the Closing Date, Seller shall (and Shareholder will cause Seller to) permit TransWestern, TransWestern's Affiliates, and their respective employees, accountants, legal counsel and other representatives to have full access

        (at all reasonable times upon reasonable notice and in a manner so as not to interfere with Seller's normal business operations) to their premises, properties, personnel, books, records, contracts, Tax records, and documents of or pertaining to Seller, the Purchased Assets or the Directories, as is reasonably necessary or (in the opinion of TransWestern) desirable to consummate all of the transactions contemplated herein. All information given to TransWestern and its representatives shall be subject to the confidentiality provisions set forth in Section 7.2(a).

               (b) Notice of Developments. At all times prior to the Closing Date, (i) Seller will give prompt written notice to TransWestern of any development affecting the condition, operation, results of operations, or future prospects of the Directories or any Purchased Assets, and (ii) each Party will give prompt written notice to the other of any development affecting the ability of the notifying Party to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 4.2(b) shall be deemed to amend or supplement the schedules attached hereto delivered by such Party or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant by such Party.

               (c) Employee Matters. Immediately prior to the Closing, Seller shall terminate the employment of all of the employees identified (the "Employees") on the attached "Employee Schedule," which schedule shall be prepared and delivered by TransWestern to Seller at least two (2) business days prior to the Closing. Immediately after the Closing, TransWestern will offer employment to the Employees. Nothing in this Agreement shall obligate TransWestern to offer employment to any employee of Seller or any other individual other than the Employees; and nothing in this Agreement shall limit the ability of TransWestern to terminate the employment of any Employee at any time and for any reason, whether for cause or without cause. From and after the Closing Date, Seller shall retain all Liabilities arising under or in connection with any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee benefit plan or arrangement at any time maintained or contributed to by Seller, including, but not limited to, those Liabilities arising under Part 6 of Title I of ERISA and Section 4980B of the Code. Seller shall be additionally responsible for all Liabilities (i) relating to compensation (including vacation pay and insurance benefits) of any Employee for periods prior to the Closing Date and of any other employee of Seller for any period and/or (ii) arising as a result of the transactions contemplated by this Agreement, including, but not limited to, severance compensation and bonus payments, except for Liabilities identified on the Assumed Liability Schedule.

               4.3 TransWestern's Post-Closing Collection Obligation. From and after the Closing TransWestern shall assume complete responsibility for all billing and collection activities associated with the Purchased Receivables, including, but not limited to, collection of all outstanding trade accounts receivable outstanding related thereto as of the Closing (including local, foreign and national advertising accounts). TransWestern shall apply any payments (including interest (if any)) collected by it hereunder to payment of the Purchased Receivables on a customer-by-customer basis until either the Purchased Receivables are paid in full or the occurrence of the Accounts Receivable Measurement Date. During such time, and TransWestern agrees to use collection methods consistent with its past custom and collection practice. TransWestern and Seller shall cooperate and work jointly to obtain payment of all Purchased Receivables and reach agreement with respect to all adjustments, settlements, and write offs to be taken in connection with any settlement or compromise of any Purchased Receivable. Seller agrees to respond to all requests by TransWestern to evaluate any such settlement in a timely manner (and, in any event, shall respond to such notice by TransWestern within 48 hours after receipt thereof). TransWestern shall deliver aging reports to Seller on a monthly basis prior to the Accounts Receivable Measurement Date. At the time of the delivery of each such monthly aging report, TransWestern shall pay to the Seller an amount equal to the aggregate amount of all payments collected by it during such period (each payment, an "Accounts Payment"). Until the Accounts Receivable Measuring Date, simultaneous with each Accounts Payment, the amount of principal on the Seller Note shall be adjusted downward in an amount equal to the amount of such Accounts Payment. After the Accounts Receivable Measuring Date, TransWestern in its discretion may terminate any collection efforts with respect to the Purchased Receivables, but to the extent any amounts are collected, TransWestern shall make payments to Seller on a monthly basis in amounts equal to the amounts collected during the previous month.

               4.4 TransWestern's Post-Closing Austin Directory Obligations. During the period prior to the Third Earn-Out Reconciliation Date, TransWestern shall:

               (a) offer up to $500,000 in free advertisements in each of the 1999 Austin Directory, 2000 Austin Directory and 2001 Austin Directory to customers or other Persons selected by TransWestern in its sole discretion;

               (b) dedicate a number of man-days to each of the 1999 Austin Directory, 2000 Austin Directory and 2001 Austin Directory which is consistent with the man-days expended by Seller's sales representatives with respect to the 1998 Austin Directory during the 12- month period prior to the Closing Date, not to be less than 1650 in any year; and

               (c) not reduce the geographic scope of the Austin Directory from its current scope; provided, that the foregoing notwithstanding, TransWestern shall have no obligation under this Section 4.4 (x) in the event of a breach of any representation, warranty, covenant or condition hereunder or in any of the documents, certificates or other instruments delivered by or on behalf of Seller or Shareholder in connection with the transactions contemplated hereunder (including without limitation, Section 7.3 hereof) or (y) upon the occurrence and during the continuance of any change, event or condition adversely affecting the yellow pages directory industry or economy generally, the result of which is to cause TransWestern's compliance with the covenants set forth in this Section 4.4 to have a Material Adverse Effect, individually or in the aggregate.

               4.5 No Assignment to Texas Entity Prior to Closing. Prior to the Closing Date, TransWestern shall not assign, sell or otherwise transfer its interest in Seller's assets to any business entity incorporated or organized under the laws of the State of Texas.

               4.6 Seller's and Shareholder's Obligation to Cooperate TransWestern's Auditors. Prior to, and after the Closing, Seller and Shareholder shall cooperate with, and provide all reasonable assistance to, and information required by, TransWestern's auditors, Ernst & Young, so that they may expediently conclude an audit of Seller's financial books and records and produce a consolidated and consolidating balance sheet of Seller as of October 31, 1998, and the related statements of income, changes in stockholders' equity and cash flow for the ten-month period then ended (the "Post-Closing Financial Statements") in accordance with GAAP. The results of the Post- Closing Financial Statements shall be conclusive and binding on the parties and shall become a part of this Agreement upon their delivery to the parties. TransWestern shall bear the costs of the audit.


                             ARTICLE 5 - CONDITIONS

               5.1    Conditions To Closing.

               (a) Conditions to Closing Obligations of TransWestern. The obligation of TransWestern to consummate the transactions contemplated hereby is subject to satisfaction at or prior to the Closing Date of the following conditions:

                      (i) Seller's and Shareholder's representations and
               warranties set forth in Section 3.1 shall be true and correct, in each case at and as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties (without giving effect to any disclosures made after the date hereof pursuant to Section 3.1(u), except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct as of a specified date and except for changes contemplated by this Agreement.

                      (ii) Each of Seller and Shareholder shall have performed
               and complied with all of their respective covenants and agreements set forth in this Agreement through the Closing Date.

                      (iii) All governmental or third party filings, licenses,
               consents, authoriza tions, waivers and approvals (including, without limitation, any consent or approval that may be required from TransWestern's lenders) that are required to be made or obtained for the transfer to TransWestern of the Purchased Assets will have been duly made and obtained without conditions or requirements that are materially adverse to TransWestern.

                      (iv) As of the Closing Date, no suit, action or proceeding before any court or quasi-judicial or administrative agency shall be pending or threatened wherein any adverse judgment, decree, order or injunction would (i) prevent the consummation of the transactions contemplated by this Agreement, (ii) cause any of such transactions to be rescinded following consummation of the transactions contemplated by this Agreement, (iii) materially and adversely affect the right of TransWestern to operate or control the Directories or (iv) result in a Material Adverse Effect (and no such judgment, decree, order or injunction shall be in effect).

                      (v) There shall have occurred no Material Adverse Effect
               since December 31, 1997.

                      (vi) The key employees identified by TransWestern prior to
               Closing shall have agreed to be employed after the Closing and to continue to perform the services and provide the management performed and provided by such persons prior to the Closing on behalf of Seller, and such other duties as may be assigned by the President of TransWestern or his designees

                      (vii) Seller shall have delivered to TransWestern a
               certificate signed by an officer of Seller to the effect that each of the conditions specified above in subsections
               (a)(i)-(vi), inclusive, are satisfied in all respects.

                      (viii) Joel Ramsey shall have entered into a non-compete
               agreement in form and substance satisfactory to TransWestern and such agreement shall not have been amended or modified and shall be in full force and effect.

                      (ix) TransWestern shall have received from Leach & Ames,
               P.C., counsel to Seller and Shareholder, an opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to TransWestern and dated as of the Closing Date; and

                      (x) On or prior to the Closing Date, Seller will have
               delivered to TransWestern each of the following:

                             (A) copies of all governmental licenses, consents,
                      authorizations, accreditations, waivers and approvals and of all consents, waivers and approvals by third parties that are required to be obtained pursuant to subsection
                      (iii) above;

                             (B) a short-form good standing certificate of
                      Seller issued by the Secretary of State of the State of Texas, dated as of a date within ten (15) days prior to the Closing Date;

                             (C) the certificate of incorporation of Seller,
                      certified as of a date within ten (15) days prior to the Closing Date by the Secretary of State of Texas, and bylaws of Seller certified by its Secretary; and

                             (D) copies of all of the invoices or other
                      documentation satisfactory to TransWestern of all direct sales costs associated with each of the Prior Editions and the Future Editions, (ii) a copy of the licensing agreement entered into by Seller for the licensing of white pages in connection with publication of each of the Future Editions, (iii) copies of printing quotes obtained in connection with publication of each of the Future Editions and (iv) the Pro Forma.

                      (xi) TransWestern shall have completed to its satisfaction a business, legal, environmental and financial due diligence review of Seller, the Directories and the Purchased Assets.

               (b) Conditions to Closing Obligations of Seller. The obligation of Seller and Shareholder to consummate the transactions contemplated hereby is subject to satisfaction at or prior to the Closing Date of the following conditions:

                      (i) TransWestern's representations and warranties set
               forth in Section 3.2 shall be true and correct in all material respects, in each case at and as of the Closing Date, as though the Closing Date were substituted for the date hereof throughout such representations and warranties (without giving effect to any disclosures made after the date hereof pursuant to Section 3.2(f)) except for representations and warranties that are made by their terms as of a specified date, which shall be true and correct as of a specified date and except for changes contemplated by this Agreement;

                      (ii) TransWestern shall have performed and complied with
               all of its covenants and agreements set forth in this Agreement through the Closing Date;

                      (iii) All governmental or third party filings, licenses,
               consents, authorizations, waivers and approvals that are required to be made or obtained by TransWestern for the transfer to TransWestern of the Purchased Assets will have been duly made and obtained without conditions or requirements that are materially adverse to Seller;

                      (iv) TransWestern shall have delivered to Seller a
               certificate signed by an officer of TransWestern to the effect that each of the conditions specified in subsections (b)(i) through (iii) are satisfied in all respects;

                      (v) TransWestern shall have entered into the Bonus Plan
               Side Letter, a copy of which is attached hereto as Exhibit E and such Side Letter shall be in full force and effect and shall not have been amended or modified; and

                      (vi) TransWestern shall have paid the Base Purchase Price
               to Seller and shall have delivered the Seller Note to Seller.

               All actions to be taken by any Party in connection with consummation of the transac tions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the other Party. Any Party may waive any condition to such Party's obligation, in whole or in part, specified in this Section 5.1 if it executes a writing so stating at or prior to the Closing Date or if the Closing occurs; provided, however, that consummation of the Closing by a Party prior to the satisfaction of any closing condition in this Section 5.1 shall not operate as a waiver of such Party's right to terminate this Agreement under Section 6.1(b) or (c), as applicable, and shall not operate as a waiver of any indemnification rights such Party may otherwise have hereunder as a result of any breach of any representation, warranty or covenant of the other Party contained herein.


                             ARTICLE 6 - TERMINATION

               6.1 Termination. The Parties may terminate this Agreement as provided below:

               (a) TransWestern and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

               (b) TransWestern may terminate this Agreement by giving written notice to Seller at any time prior to the Closing Date in the event Seller is in breach of any representation, warranty, covenant or closing condition contained in this Agreement.

               (c) Seller may terminate this Agreement by giving written notice to TransWestern at any time prior to the Closing Date in the event TransWestern is in breach of any represen tation, warranty, covenant or closing condition contained in this Agreement.

               (d) TransWestern may terminate this Agreement at any time prior to the Closing Date if the Closing shall not have occurred on or prior to the close of business on January 5, 1999 as a result of Seller's inability to satisfy the conditions set forth in Article 5; provided that TransWestern is not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that TransWestern will not be entitled to terminate this Agreement pursuant to this Section 6.1(d) if TransWestern's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

               (e) Seller may terminate this Agreement by giving written notice to TransWestern at any time prior to the Closing Date if the Closing shall not have occurred on or before the close of business on January 5, 1999 as a result of TransWestern's inability to satisfy the conditions set forth in Article 5; provided that Seller is not in material breach of any of its representations, warranties or covenants contained in this Agreement; and provided, further, that Seller will not be entitled to terminate this Agreement pursuant to this Section 6.1(e) if Seller's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby; provided, further, that (i) if the Closing has not occurred by the close of business on January 8, 1999, and (ii) if Seller is entitled to terminate this Agreement under this Section 6.1(e) and provides notice of its desire to terminate the Agreement and (iii) if and only if all of the conditions precedent to TransWestern's closing of the transaction as set forth herein have been satisfied, TransWestern shall pay to Seller the amount of $500,000 (the "Liquidated Damages Payment"). In no event shall the Seller be entitled to the Liquidated Damages Payment if (i) Seller does not terminate the Agreement or (ii) if Seller and TransWestern consummate a transaction substantially similar to the one contemplated herein within one month of the termination of this Agreement.

               6.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 6.1(a), all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); provided, however, that Sections 7.2,
7.5 and 7.6(n) shall survive such termination.


                        ARTICLE 7 - ADDITIONAL AGREEMENTS

               7.1 Post-Closing Assistance. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and to effect, consummate, confirm or evidence the consummation of the transactions contemplated hereby (including, without limitation, with respect to the sales into, printing and publication of each of the Future Editions and with respect to TransWestern's collection obligations under Section 4.4), each of the Parties will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7.3). During the seven-year period following the Closing Date, TransWestern shall have reasonable access to Seller's or, if applicable, Shareholder's books and records (and to make copies thereof at TransWestern's expense) for any proper purpose set forth by TransWestern in a writing delivered to Seller or Shareholder.

               7.2    Confidentiality.

               (a) Information Concerning the Parties. Regardless of whether the transactions hereunder are consummated, (i) TransWestern and its Affiliates shall keep confidential all information regarding Seller's telephone directory business which is or has been furnished to TransWestern or its directors, officers, employees, representatives, advisors or Affiliates by or on behalf of Seller and (ii) Seller and Shareholder shall keep confidential all information regarding TransWestern's business which is or has been furnished to Seller or Shareholder, or any of their shareholders, partners, directors, officers, employees, representatives, advisers or Affiliates by or on behalf of TransWestern. In the event the transactions contemplated by this Agreement are not consummated, the Parties shall return (or certify the destruction of) all materials in their possession containing confidential information belonging to another Party and shall not use any such information for any purpose whatsoever. The foregoing notwithstanding, none of the provisions in this Section 7.2(a) shall apply to any information which (x) is already in a Party's possession (provided that such information is not subject to another confidentiality agreement with or other legal or fiduciary obligation of secrecy to the Party to which the information relates (such agreements and obligations being referred to as "Confidentiality Obligations"));
        (y) becomes generally available to the public other than as a result of any breach of this Section 7.2(a) or a Confidentiality Obligation; or
        (z) becomes available to a Party on a non-confidential basis from a source other than the Party to which the information relates (provided that such source is not bound by a Confidentiality Obligation with, or other legal or fiduciary obligation of, secrecy to the Party to which the information relates).

               (b) Notice of Compulsory Disclosure. In the event any Party hereto is required to disclose any confidential information pursuant to applicable law, such Party shall promptly notify each other Party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other Party to preserve the confidentiality of such information consistent with applicable law.

               7.3    Non-Competition.

               (a) As a material inducement to TransWestern to enter into and perform its obligations under this Agreement, for a period of five years following the Closing Date (the "Noncompetition Period"), neither Seller nor Shareholder or any of their successors or affiliates will, directly or indirectly, either for itself or for any partnership, individual, corporation, joint venture or any other entity participate in any business (including, without limitation, any division, group or franchise of a larger organization) which engages in or proposes to engage in the promotion, sale, distribution, production or printing of telephone directory "yellow pages" or similar products or related services (a "Yellow Pages Business") in any county of Oklahoma and Texas which is covered by the Directories or by any other yellow-page directory currently owned or published by TransWestern or any of its affiliates. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, shareholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise).

               (b) Each of Seller and Shareholder agree that TransWestern would suffer irreparable harm from a breach by such Party of any of the covenants or agreements contained in Section 7.3(a). Accordingly, in the event of an alleged or threatened breach by Seller or Shareholder or any of their affiliates of any of the provisions of this Section 7.2(c), TransWestern or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof equal to the length of the violation of this Section 7.3(a).

               (c) If, at the time of enforcement of this Section 7.3(a), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Seller and Shareholder agree that the restrictions contained in subsection 7.3(a) are reasonable.

               (d) During the Non-Competition Period, none of Seller, Shareholder or any of their affiliates shall (i) induce or attempt to induce any employee of TransWestern to leave the employ of TransWestern, or in any way interfere with the relationship between

        TransWestern and any employee thereof, (ii) hire directly or through another entity any person who was an employee of TransWestern at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of TransWestern to cease doing business with TransWestern, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and TransWestern (including, without limitation, making any negative statements or communications concerning TransWestern).

               (e) Each Party agrees that the covenants made in this Section 7.3 shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

               7.4    Indemnification.

               (a) In addition to all rights and remedies available to TransWestern at law or in equity, Seller and Shareholder shall jointly and severally indemnify TransWestern, its affiliates, members, managers, officers, employees, agents, representatives, permitted successors and assigns (collectively, the "TransWestern Indemnities") in respect of, and save and hold each TransWestern Indemnitee harmless against, and pay on behalf of or reimburse each TransWestern Indemnitee for, as and when incurred at any time after the Closing Date or such earlier date when this Agreement may be terminated pursuant to Article 6, any Loss which any such TransWestern Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                      (i) any breach of any representation, warranty, covenant
               or agreement made by Seller or Shareholder in this Agreement or any facts or circumstances constituting such a breach;

                      (ii)  any Excluded Liability; or

                      (iii) any Sales/Use Tax Liability.

               (b) In addition to all rights and remedies available to Seller at law or in equity, TransWestern shall indemnify Seller and its affiliates, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, "Seller Indemnitees") in respect of, and save and hold each of them harmless from and against, and pay on behalf of or reimburse each Seller Indemnitee for, as and when incurred at any time after the Closing Date or such earlier date when this Agreement may be terminated pursuant to Article 6, any Loss which such Seller Indemnitee may suffer, sustain or become subject to, as the result of, in connection with, relating to or incidental to or by virtue of the breach by TransWestern of any representation, warranty, covenant or agreement made by TransWestern contained in this Agreement.

               (c) If a party hereto seeks indemnification under this Section 7.4, such party (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") of the facts and circumstances giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation (a "Proceeding") shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Section 7.4, the Indemnified Party shall within thirty (30) days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided however, that in the event any Proceeding shall be brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full Indemnity pursuant to Section 7.4, the Indemnified Party may elect to participate in a joint defense of such Proceeding (a "Joint Defense Proceeding") for which the expenses of such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties. If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within thirty (30) days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the Indemnifying Party has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both parties. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

               (d) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of any Loss incurred by the Indemnified Party hereunder but in any event not later than thirty (30) days after Indemnifying Party received notice of a Loss.

               (e) In addition to any other remedies, TransWestern shall be entitled to set-off any amounts due or payable by Seller or Shareholder to TransWestern pursuant to, under or in connection with this Agreement against any amount (including, without limitation, in respect of the Seller Note) otherwise due or payable by TransWestern to Seller or Shareholder under this Agreement.

               7.5    Arbitration.

               (a) The arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section 7.3 (the "Disputes"), provided that, nothing in this Section 7.4 shall prohibit a party hereto from instituting litigation to enforce any Final Determination or availing itself of the remedies set forth in Section 7.2(c). The Parties hereby agree and acknowledge that, except as otherwise provided in this
        Section 7.4 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of Texas law.

               (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of Arbitration") and by filing a copy of such Notice of Arbitration with the Dallas, Texas office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

               (c) Seller and TransWestern each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Seller's Arbitrator" and "TransWestern's Arbitrator," respectively). In the event that either Party fails to select an independent arbitrator as set forth herein within 20 days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other Party. Seller's Arbitrator and TransWestern's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 7.4. If Seller's Arbitrator and TransWestern's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Seller's Arbitrator and TransWestern's Arbitrator shall each prepare a list of three independent arbitrators. Seller's Arbitrator and TransWestern's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within 7 days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Seller's Arbitrator and TransWestern's Arbitrator.

               (d) The arbitrator(s) selected pursuant to clause (c) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if TransWestern submits a claim for $1,000, and if Seller contests only $500 of the amount claimed by TransWestern, and if the arbitrator(s) ultimately resolves the dispute by awarding TransWestern $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. 300 / 500) to Seller and 40% (i.e. 200 / 500) to TransWestern.

               (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

               (f) TransWestern and Seller may enforce any Final Determination in any state or federal court having jurisdiction over the dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each Party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.

               (g) If any Party shall fail to pay the amount of any damages, if any, assessed against it within ten (10) days of the delivery to such Party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) 18% and (ii) the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable on demand. In addition, such Party shall promptly reimburse the other Party for any and all costs or expenses of any nature or kind whatsoever (including but not limited to all attorneys' fees) incurred in seeking to collect such damages or to enforce any Final Determination.

               7.6    Miscellaneous.

               (a) Representations and Warranties. All of the representations and warranties made by TransWestern in this Agreement and all of the representations and warranties made by Seller and Shareholder shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, regardless of any investigation made by any Party or on its behalf. Neither Party's participation in the consummation of any transaction pursuant to this Agreement (or any agreement contemplated hereby) nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other Party be true and correct) will constitute a waiver by such participating Party of any representation or warranty of any Party or otherwise affect the survival of any such representation and warranty which shall continue in full force and effect after the Closing.

               (b) Press Releases and Announcements; Notice to Customers. All press releases and other public announcements and all announcements to Seller's customers, suppliers, licensees or employees relating to the transactions contemplated hereby (including with respect to any termination of this Agreement pursuant to Article 6) shall be prepared jointly by Seller and TransWestern. Without in any way limiting the generality of the foregoing, at the request of TransWestern, Seller shall promptly notify (in a manner in form and substance mutually satisfactory to TransWestern and Seller) each of its customers and each other Person deemed by TransWestern to be an appropriate recipient of such notice (i) that TransWestern will own and publish all editions of the Directories as of the Closing Date and (ii) setting forth such other information as TransWestern may reasonably request to confirm or evidence the transfer of the Directories to TransWestern. After the Closing until the Accounts Receivable Measurement Date, TransWestern may use billing statements containing Seller's name in connection with its collection obligations under Section 4.3 and to provide notice thereon of the change in billing address resulting from the transactions contemplated herein.

               (c) Further Transfers and Assurance. Each Party will execute and deliver such other documents as the other Party may reasonably request to effect, consummate, confirm or evidence the transfer to such other Party of the Purchased Assets and any other transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent there are any assets necessary or (in the opinion of TransWestern) advisable to the ownership and publication of the Directories as presently owned and published by Seller and as proposed to be owned and published by TransWestern that are not transferred hereunder to TransWestern, Seller will execute and deliver such further instruments of conveyance and transfer and take such additional action as may be required to transfer such assets to TransWestern.

               (d) Name and Logos of Parties. The Parties hereby agree that the cover of the first edition of each Directory to be published after the Closing shall be designed to reflect the names and logos of each of TransWestern and Seller and shall be produced in a style and format reasonably acceptable to TransWestern and Seller.

               (e) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               (f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof (including the letter agreement by TransWestern to Seller dated June 19, 1998, as amended).

               (g) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto.

               (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (i) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (j) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered, if personally delivered, (ii) when receipt is electronically confirmed, if faxed (with hard copy to follow via first class mail, postage prepaid) or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below:

        If to Seller:               with a copy (which shall not constitute
        ------------                ---------------------------------------
                                    notice) to:
                                    -----------
        Joel Ramsey
        6908 Windswept Court        Leach & Ames
        Flowermound, TX 75028       1236 Southridge Court, Suite 101
                                    Hurst, Texas 76053
                                    Attn: Terry R. Leach
                                    Telecopy #: (817) 282-4127

If to TransWestern:                     with a copy (which shall not constitute
------------------                      ---------------------------------------
                                        notice) to:
                                        -----------
TransWestern Publishing Company
8328 Clairemont Mesa Blvd.              Kirkland & Ellis
San Diego, CA  92111                    200 East Randolph Drive
Attn: Ricardo Puente                    Chicago, IL  60601
         Joan Fiorito                   Attn: Wendy L. Chronister, Esq.
Chief Financial Officer                 Telecopy #: (312) 861-2200
Telecopy #:  (619) 292-4125

               Any Party may change the address and/or telecopier number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

               (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

               (l) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               (n) Expenses. Except as otherwise specifically provided herein, Seller, Shareholder and TransWestern each will bear its own costs and expenses (including legal and broker fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               (o) Taxes; Recording Charges. All transfer, documentary, sales, use, stamp, registration, conveyance, income, gains, value added or other Taxes and fees arising out of the sale of the Purchased Assets or otherwise incurred in connection with this Agreement or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of all of the documents and instruments contemplated hereby shall be paid by Sellers.

               (p) Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the disclosure schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the disclosure schedules identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

               (q) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (r) Number and Gender. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender- neutral form.

                            *    *   *    *   *

               IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                       TRANSWESTERN PUBLISHING COMPANY LLC

                       By: TransWestern Communications Company, Inc.
                           its Manager


                       By:  ___________________________________________
                       Its:  ___________________________________________


                       UNITED DIRECTORY SERVICES, INC.


                       --------------------------------------------------
                       Joel Ramsey, individually and as President of United Directory Services, Inc.




                  (Signature Page to Asset Purchase Agreement)